                                                                     EXHIBIT 4.1


                              LETTER OF TRANSMITTAL
                               WITH RESPECT TO THE
               CONVERSION AND EXCHANGE OF PROMISSORY NOTES MADE BY
                           ISOLAGEN TECHNOLOGIES, INC.
                           FOR SHARES OF COMMON STOCK
                                       OF
                        AMERICAN FINANCIAL HOLDING, INC.


Mail or deliver this Letter of Transmittal, or a facsimile hereof, together with your promissory note(s) to Benchmark Equity Group ("Benchmark"), 700 Gemini, Houston, Texas 77058, Attention: Jeffrey W. Tomz. Following the Effective Time of the Merger, Benchmark will deliver this Letter of Transmittal and your note(s) to Fidelity Transfer Company, the Exchange Agent. If the Merger is not consummated, Benchmark will return your note(s) and cancel this Letter of Transmittal. For information, contact Benchmark at 281-488-3883. For information regarding your certificates for Company Common Stock after the Effective Time of the Merger, contact Fidelity Transfer Company at 1-800-484-7222.


                   DESCRIPTION OF PROMISSORY NOTES SURRENDERED

                                (1)                                                        (2)
            NAME AND ADDRESS(ES) OF REGISTERED HOLDER(S)
(PLEASE FILL IN EXACTLY AS NAME(S) APPEAR ON THE PROMISSORY NOTE(S))     PRINCIPAL AMOUNT OF PROMISSORY NOTE(S)
--------------------------------------------------------------------     --------------------------------------


         Please issue one certificate to the undersigned shown above (unless a different name is indicated in the Special Issuance Instructions box below) representing the conversion and exchange of the promissory note(s) made by Isolagen Technologies, Inc. in favor of the undersigned shown above, for delivery by mail to the address shown above (unless a different address is indicated in the Special Delivery Instructions box or the Special Issuance Instructions box below).

Ladies and Gentlemen:

         In connection with the merger (the "Merger") of ISO Acquisition Corp., a Delaware corporation ("Merger Sub"), and Gemini IX Inc., a Delaware corporation ("Gemini"), with and into Isolagen Technologies, Inc., a Delaware corporation ("Isolagen"), and pursuant to the Agreement and Plan of Merger, dated July ___, 2001, by and among American Financial Holding, Inc., a Delaware corporation and parent company of Merger Sub (the "Company"), Merger Sub, Gemini, Isolagen and certain stockholders of Isolagen (the "Merger Agreement"), the undersigned hereby surrenders the promissory note(s) made by Isolagen in favor of the undersigned in the original principal amount(s) described above (the "Note(s)"), in exchange for shares of common stock, par value $0.01 per share, of Isolagen ("Isolagen Common Stock"). The undersigned understands that the Merger has been approved by the Boards of Directors and stockholders of Merger Sub, Gemini and Isolagen and the Board of Directors of the Company and agrees, in accordance with the terms and conditions of the Merger Agreement, to accept 1.2068975 shares of common stock, par value $0.001 per share, of the Company ("Company Common Stock") for each $1.00 of principal of the Note(s) described above in lieu of shares of Isolagen Common Stock. The shares of the Company Common Stock received by the undersigned as a result of the exchange of the Note(s) are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and under such laws and applicable regulations such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Undefined capitalized terms herein are defined in the Merger Agreement.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, estates, successors and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned is the holder of the Note(s) delivered hereby and has full power and authority to submit and exchange the Note(s) delivered for exchange hereby. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange of the Notes tendered for exchange hereby.

         The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful attorney-in-fact of the undersigned with respect to the Note(s) with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cancel the Note(s) and deliver such Note(s) to Isolagen and to deliver to the undersigned the shares of Company Common Stock to which the undersigned is entitled upon the surrender of the Note(s).

         The undersigned understands and agrees that the method of delivery of the Note(s) and this Letter of Transmittal is at the election and risk of the holder of the Note(s). If delivery of the Note(s) is by mail, registered mail with return receipt requested, properly insured, is recommended.

         The undersigned hereby acknowledges that the undersigned has read the Instructions accompanying this Letter of Transmittal.

--------------------------------------------------------------------------------
                          SPECIAL ISSUANCE INSTRUCTIONS
                          (See Instructions 2, 4 and 6)


(To be completed only if the certificates for shares of Company Common are to be issued in the name of someone other than the undersigned.)

Issue and mail shares of Company Common Stock to:


Name:
     --------------------------------------------------------------------------
                                (Please Print)


Address:
        -----------------------------------------------------------------------



-------------------------------------------------------------------------------
(City)                            (State)                             (ZIP)


                         (COMPLETE SUBSTITUTE FORM W-9)

                   (Tax Identification or Social Security No.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                          SPECIAL DELIVERY INSTRUCTIONS
                          (See Instructions 2, 4 and 6)


(To be completed only if the certificates for shares of Company Common Stock are to be mailed to the undersigned at an address other than that shown in the box on the cover sheet.)

Mail shares of Company Common Stock to:



Name:
     --------------------------------------------------------------------------
                                (Please Print)


Address:
        -----------------------------------------------------------------------



-------------------------------------------------------------------------------
(City)                            (State)                             (ZIP)
-------------------------------------------------------------------------------





--------------------------------------------------------------------------------


BY EXECUTING THIS LETTER OF TRANSMITTAL, THE UNDERSIGNED HEREBY DELIVERS TO THE COMPANY FOR EXCHANGE THE NOTE(S) INDICATED IN THE BOX ENTITLED "DESCRIPTION OF PROMISSORY NOTE(S) SURRENDERED."

                                   SIGN HERE:
                               (See Instruction 4)
                         (Complete Substitute Form W-9)



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           (Signature(s) of Holder(s))

Dated:                                                      , 2001
      -----------------------------------------------------

Name:
     ---------------------------------------------------------------------------
                                (Please Print)



--------------------------------------------------------------------------------
            (Title of signer if acting in a representative capacity)


Address:
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------
(City)                             (State)                            (ZIP)


Telephone Number
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                           SIGNATURE(S) GUARANTEED BY:

                      (To be completed only if required by
                              Instructions 2 and 4)

The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal and the Note(s) surrendered pursuant to this Letter of Transmittal.



--------------------------------------------------------------------------------
                    (Name of Institution Issuing Guarantee)


By:
   -----------------------------------------------------------------------------
                            (Authorized Signature)


Title:
      --------------------------------------------------------------------------


Address of Guaranteeing Firm:
                             ---------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Dated:                                                     , 2001
      -----------------------------------------------------


--------------------------------------------------------------------------------

                                  INSTRUCTIONS

     FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

         1. Use of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, together with the surrendered Note(s) and any documents required by this Letter of Transmittal, should be sent by mail or overnight courier or delivered by hand to Benchmark for transmittal to the Exchange Agent at the Effective Time of the Merger in order to make an effective surrender. Until all necessary steps have been taken to surrender the Note(s), no exchange shall be made. The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. A return envelope is enclosed for your convenience.

         2. Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Note(s) tendered therewith and such holder(s) have not completed the "Special Issuance Instructions" or "Special Delivery Instructions" above, signatures on this Letter of Transmittal are not required to be guaranteed. In all other cases, signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an "Eligible Institution").

         3. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

         (a) If this Letter of Transmittal is signed by the registered holder(s) of the Note(s) delivered herewith, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) as written on the face of the Note(s) without alteration, or any change whatsoever.

         (b) If any Note(s) are held or owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         (c) Do not endorse the Note(s) if the Company Common Stock certificate is to be issued in the name of the registered holder(s) unless the registered holder(s) is/are completing the Special Issuance Instructions.

         (d) If the certificates of the Company Common Stock are to be issued in the name of a person other than the signer of a Letter of Transmittal, then the Note(s) surrendered in exchange therefor must be endorsed or accompanied by an appropriate instrument of transfer signed exactly as the name of the registered owner appears on such Note(s), with the signatures on the endorsement or instrument of transfer guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

         (e) If this Letter of Transmittal or any proxy is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of their authority to so act must be submitted.

         (f) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Note(s) listed, the Note(s) must be endorsed or accompanied by an appropriate instrument of transfer, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Note(s). Signatures on such Note(s) or instrument of transfer must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

         4. Special Issuance and Special Delivery Instructions. If the Company Common Stock is to be issued and paid to someone other than the holder or mailed to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

         5. Irregularities. All questions as to the form of documents and the validity of the Note(s) will be resolved by the Company, in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any deliveries of any Note(s) for exchange that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Note(s).

         6. Mutilated, Lost, Stolen or Destroyed Note(s). Any holder whose Note(s) have been mutilated, lost, stolen or destroyed should complete this Letter of Transmittal and the attached Affidavit and Indemnity indicating that his/her Note(s) has/have been mutilated, lost, stolen or destroyed.

         7. Requests for Assistance or Additional Copies. Requests for assistance or for additional copies of this Letter of Transmittal may be directed to Benchmark at the address or telephone number set forth on the cover of this Letter of Transmittal.

         8. Representations and Warranties. The holder of the Note(s) represent and warrant to the Company that, to the best of their knowledge, each of the following are true and correct:

         (d) Purchase Entirely for Own Account. The shares of Company Common Stock to be acquired by the holder of the Note(s) as part of the Merger Consideration will be acquired for investment for the holder's own respective accounts, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the holder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Letter of Transmittal, the holder of the Note(s) further represent that the holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Company Common Stock to be acquired by him/her as part of the Merger Consideration.

         (b) Disclosure of Information. The holder of the Note(s) believes he/she has received all the information he/she consider necessary or appropriate for deciding whether participate in the exchange of the Note(s) as described in the Merger Agreement and this Letter of Transmittal. The holder of the Note(s) further represent that he/she has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the exchange of the Note(s) and the business, properties, prospects and financial condition of the Company.

         (c) Investment Experience. The holder of the Note(s) is an investor in securities of companies in the development stage and each acknowledges that he/she is able to bear the economic risk of this investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company Common Stock.

         (d) Accredited Investor. The holder of the Note(s) is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

         (e) Restricted Securities. The holder of the Note(s) understands that the shares of the Company Common Stock that he/she will received as a result of Merger are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the shares of Company Common Stock or an available exemption from registration under the Securities Act, the shares must be held indefinitely. The holder of the Note(s) represents that he/she is familiar with Securities and Exchange Act Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1953, as amended, including without limitation the Rule 144 condition that current information about the Company be available to the public.

         (f) Tax Advisors. The holder of the Note(s) has reviewed with his/her own tax advisors the federal, state and local tax consequences of the Merger, where applicable, and the exchange of the Note(s) as described in the Merger Agreement and this Letter of Transmittal. The holder of the Note(s) is relying solely on such advisors and not on any statements or representations of the Company, Isolagen or any of their agents and understands that the holder of the Note(s) (and not the Company or Isolagen) shall be responsible for the holder's own respective tax liabilities that may arise as a result of the Merger or the exchange of the Note(s).

         (g) Legal Counsel. The holder of the Note(s) acknowledges that he/she has had the opportunity to review the Merger Agreement, the exhibits and the schedules attached thereto, and the transactions contemplated therein with his/her own legal counsel.

                            IMPORTANT TAX INFORMATION

         A holder who delivers Note(s) for exchange is required to provide the Company (as payer), through the Exchange Agent, with the holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 or otherwise establish a basis for exemption from backup withholding. Generally, if the holder is an individual, the TIN is the holder's social security number. If the Exchange Agent is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty, as well as various other penalties, imposed by the Internal Revenue Service. In addition, payments made to the holder with respect to the Company Common Stock may be subject to backup withholding.

         Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Substitute Form W-9. A foreign individual may qualify as an exempt recipient or other payee by submitting to the Exchange Agent a properly completed Internal Revenue Service Form W-8 signed under penalty of perjury, attesting to the holder's exempt status.

         If backup withholding applies, the Company is required to withhold 31% of any payment made to the holder or other payee. Backup withholding is not an additional federal income tax. Rather, the amount withheld will be credited against the federal income tax liability of persons subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service provided that the required information is timely furnished to the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

         To prevent backup withholding on payments that are made to a holder with respect to the Company Common Stock, the holder is required to provide the Exchange Agent with either: (i) the holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that the holder is awaiting a TIN) and that (A) the holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (B) the Internal Revenue Service has notified the holder that he or she is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

         The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the Note(s).

                     TO BE COMPLETED BY ALL HOLDERS OF NOTES
           (See Instruction 5 and "Important Tax Information" on this
                             Letter of Transmittal)



----------------------------------------------------------------------------------------------------------
                             PAYER'S NAME: AMERICAN FINANCIAL HOLDING, INC.
----------------------------------------------------------------------------------------------------------
        SUBSTITUTE                    Part 1--PLEASE PROVIDE YOUR           Social Security Number
         FORM W-9                     TIN IN THE BOX AT RIGHT AND
Department of the Treasury            CERTIFY BY SIGNING AND                  ------------------
 Internal Revenue Service             DATING BELOW.                                 ------

                                                                                      OR


                                                                        Employer Identification Number

                                                                              -------------------




                                      --------------------------------------------------------------------

  Payer's Request for Taxpayer        Name (Please Print)
                                                         -------------------------------------------------
Identification Number (TIN) and
                                      Address
                                             -------------------------------------------------------------
         Certificate

                                      --------------------------------------------------------------------


                                      --------------------------------------------------------------------


                                      --------------------------------------------------------------------
                                      City                        State                        ZIP Code

                                      --------------------------------------------------------------------

                                      Part 2--Awaiting TIN  [ ]

--------------------------------------------------------------------------------
PART 3--CERTIFICATION--UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer identification number (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.


Signature                                       Date
         -------------------------------------      ----------------------------

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reported interest or dividends on your tax return and you have not been advised by the IRS that such backup withholding has been terminated.

--------------------------------------------------------------------------------

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
                CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.


Signature                                            Date
         ------------------------------------------      -----------------------

--------------------------------------------------------------------------------

                        AFFIDAVIT OF FACTS AND AGREEMENT
                             CONCERNING LOSS OF NOTE

State of                            )
        -------------------------   )
                                    )
County of                           )
         ------------------------   )


         The undersigned (hereinafter called "Affiant"), being duly sworn on oath, deposes and says that each of the following is true and correct to Affiant's personal knowledge:

         I am the owner and holder (the "Beneficial Owner") of the Promissory Note dated ______________ (the "Original Instrument"), in the original principal amount of $_______ issued by Isolagen Technologies, Inc. (the "Issuer"), payable to Affiant.

         The Original Instrument has been lost, mislaid, stolen or destroyed and cannot now be produced. Affiant has made, or caused to be made, a diligent search for said Original Instrument and has been unable to find or recover it. Neither the Original Instrument nor any interest therein, has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pawned, pledged for any loan or disposed of in any manner by the Beneficial Owner; and, to the best knowledge of the undersigned, neither the Beneficial Owner nor anyone on the Beneficial Owner's behalf has signed any power of attorney, stock power or other assignment or authorization respecting the Original Instrument which is now outstanding and in force; and no other person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Instrument.

         This Affidavit is made to induce the Issuer and American Financial Holding, Inc., and any transfer agent or other agent in any capacity, to issue and/or deliver new or substitute instruments or certificates in lieu of and in exchange for the Original Instrument described above, which was lost or destroyed or otherwise cannot be located, without requiring surrender of the Original Instrument.

         If said new or substitute certificates are issued, countersigned or registered, or such payments, deliveries, exchanges or credits are made in respect of the Original Instrument, or if both such actions are taken, it is understood that Affiant does hereby agree that if the Original Instrument comes into Affiant's hands, custody or control, Affiant will deliver, or cause the Original Instrument to be delivered, to the Issuer, or its successors or any transfer agent, in order that the same be cancelled. Affiant further agrees to indemnify, defend and hold harmless the Issuer against the presentation of the Original Instruments by any person or entity and against any amount payable in respect thereof for which the Issuer may be held liable, together with costs and attorneys' fees.

                          [SIGNATURE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Affiant hereunto subscribes his name this ___ day of July, 2001.

                                    AFFIANT:

                                    ------------------------------------

                                    ------------------------------------



State of                            )
        -------------------------   )
                                    )
County of                           )
         ------------------------   )


         Sworn to and subscribed before me by __________________________ on the _________ day of July, 2001.


                                             --------------------------------
      [SEAL]                                         Notary Public

                                             My Commission Expires:
                                                                   ----------